EXHIBIT 99.1

Contact:
Kathy Taylor
Southwall Technologies Inc.
Phone: (650) 798-1200

For Immediate Release

Southwall Announces Second Quarter 2011 Financial Results

PALO ALTO, Calif.--(BUSINESS WIRE)-- August 12, 2011--Southwall Technologies Inc. (NASDAQ: SWTX), an energy efficiency company that develops and manufactures high-performance films and glass products that save energy and reduce carbon emissions in buildings, homes and cars, announced results for the second quarter 2011.   Southwall reported revenue of $13.5 million, with $13.1 million representing sales related to the film segment, an overall increase of 15% as compared to the second quarter of 2010. The year-over-year increase primarily reflects increasing demand for higher energy efficiency products in the automotive and window film markets.

With continued softness in the residential insulating glass market, the Company made the decision to exit the commodity portion of the glass business to focus this segment's resources on further developing value added Heat Mirror® insulating glass technology, where Southwall maintains a strategic and technological advantage.  In accordance with GAAP, the Company recorded a goodwill and intangible asset impairment charge of $1.8 million related to the glass segment. There is no tax benefit associated with this noncash impairment charge.

Second quarter 2011 net loss, including the impairment, before the preferred dividend was ($0.6M), or ($0.12) per fully diluted shares as compared to the second quarter 2010 net income of $3.0M, or $0.42 per fully diluted share.

“Our Film segment remains strong and has continued to grow across the Automotive and Window Film markets enabling ongoing investment in the Company’s growth initiatives." said Dennis Capovilla, President and Chief Executive Officer .

About Southwall Technologies Inc.

Southwall Technologies is the leading innovator of energy-saving films and glass products that dramatically improve the energy efficiency of buildings, homes and cars. Southwall is an ISO 9001/14001-certified manufacturer with customers in over 25 countries around the world.

This press release may contain forward-looking statements, including, without limitation, statements regarding the Company's expectations, beliefs, intentions, or strategies regarding the future.  All forward-looking statements in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.  These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those presented.  These risks include the possibility that the Company’s expected future results will be materially worse than estimated, that the Company may not continue to be profitable in future quarters or may not be able to achieve future long-term growth, that there will be a decline in one or more portions of our business in 2011 or thereafter, that the Company will not be successful in improving operations performance or controlling costs, that the Company will suffer a decline in manufacturing or financial effectiveness, that the Company’s new product development will not be successful, that there may be decreasing demand in certain markets and that the Company will not be able to secure additional financing if required, as well as risks associated with its failure to meet potential covenant requirements under future credit facilities.  Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including those set forth in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 25, 2010.

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SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net revenues	$13,534	$11,790	$28,065	$22,271
Cost of revenues	7,763	5,891	16,167	11,659

Gross profit	5,771	5,899	11,898	10,612

Operating expenses:
Research & development	1,113	792	2,147	1,584
Selling, general and administrative	2,938	2,266	5,877	4,266
Goodwill and intangible assets impairment	1,833	-	1,833	-

Total operating expenses	5,884	3,058	9,857	5,850

Income (loss) from operations	(113)	2,841	2,041	4,762

Interest expense, net	(65)	(64)	(131)	(159)
Other income (expense), net	64	123	336	(358)

Income (loss) before provision for income taxes	(114)	2,900	2,246	4,245

Provision (benefit) for income taxes	531	(107)	1,481	(99)

Net income (loss)	(645)	3,007	765	4,344

Net loss attributable to noncontrolling interest	58	30	219	30

Net income (loss) attributable to Southwall	(587)	3,037	984	4,374

Deemed dividend on preferred stock	122	122	244	244

Net income (loss) attributable to common stockholders	$(709)	$2,915	$740	$4,130

Net income (loss) per share (1):

Basic	$(0.12)	$0.51	$0.13	$0.72
Diluted	$(0.12)	$0.42	$0.14	$0.61

Weighted average shares used in computing net income per share (1):
Basic	5,811	5,766	5,809	5,762
Diluted	5,811	7,215	7,204	7,198

(1) All share and per share amounts have been retroactively restated for the three and six months ended June 30, 2010 to reflect the Company's 1-for-5 reverse stock split completed on March 17, 2011.

SOUTHWALL TECHNOLOGIES INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$13,400	$13,776
Accounts receivable, net	7,450	5,902
Inventories, net	6,904	5,536
Prepaid income taxes	-	2,017
Other current assets	4,454	1,901
Total current assets	32,208	29,132
Property, plant and equipment, net	15,279	15,235
Goodwill	366	1,854
Intangible assets	357	901
Deferred tax and other assets	3,545	3,468
Total assets	$51,755	$50,590

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long term debt and capital leases	$1,048	$1,024
Accounts payable	2,414	2,628
Accrued compensation	1,337	1,742
Other accrued liabilities	4,795	4,764
Total current liabilities	9,594	10,158

Term debt and capital leases	3,213	3,511
Other long term liabilities	122	112
Total liabilities	12,929	13,781

Series A, convertible preferred stock	4,810	4,810

Stockholders' equity:
Common stock	29	29
Capital in excess of par value	78,791	78,759
Accumulated other comprehensive income:
Translation gain on subsidiary	4,440	3,466
Accumulated deficit	(49,244)	(50,228)
Total Southwall stockholders' equity	34,016	32,026
Noncontrolling interest	-	(27)
Total stockholders' equity	34,016	31,999

Total liabilities, preferred stock and stockholders' equity	$51,755	$50,590

SOUTHWALL TECHNOLOGIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	June 30, 2011	June 30, 2010
Cash flows from operating activities:
Net income	$765	$4,344
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Gain on acquisition of controlling interest in SIG	-	(706)
Deferred income tax	(11)	(12)
Loss on disposal of property, plant and equipment	38	2
Depreciation and amortization	1,749	1,227
Goodwill and intangible assets impairment	1,833	-
Stock-based compensation	452	265
(Provision for) inventory reserves	(88)	(279)
Recovery of returns and allowances reserves	40	206
Non-cash effect of acquisition of controlling interest in SIG	-	(232)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,307)	(1,244)
Inventories, net	(1,000)	891
Other current and non-current assets	(504)	(451)
Accounts payable and accrued liabilities	(864)	(2,416)
Net cash provided by operating activities	1,103	1,595

Cash flows from investing activities:
Acquisition of controlling interest in SIG, net of cash acquired	-	(195)
Expenditures for property, plant and equipment	(866)	(455)
Net cash used in investing activities	(866)	(650)

Cash flows from financing activities:
Proceeds from exercise of stock options	71	39
Repayments of term debt and capital leases obligations	(521)	(448)
Proceeds from investment tax credit	9	-
Net cash used in financing activities	(441)	(409)

Effect of foreign exchange rate changes on cash and cash equivalents	(172)	140

Net increase (decrease) in cash and cash equivalents	(376)	676
Cash and cash equivalents, beginning of period	13,776	12,454

Cash and cash equivalents, end of period	$13,400	$13,130

Supplemental cash flows disclosures:
Interest paid	$156	$154
Income taxes paid	$564	$230

Supplemental schedule of non-cash investing and financing activities:
Dividends accrued	$244	$244
Deposits applied to acquisition of property, plant and equipment	$86	$-
Acquisition of interest in SIG	$246	$232